                                                                  EXHIBIT 10(ii)

                                 AMENDMENT OF LEASE
                                 ------------------

     THIS AMENDMENT OF LEASE (this "Amendment") effective as of the 1st day of April, 1994 between EQUITABLE FEDERAL STREET REALTY COMPANY LIMITED PARTNERSHIP, a Massachusetts limited partnership, having an address at 75 State Street, Boston, Massachusetts 02109 ("Landlord"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association duly organized and existing under the laws of The United States of America having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 ("Tenant").

                                 BACKGROUND
                                 ----------

     Landlord and Tenant are Landlord and Tenant, respectively, under an Indenture of Lease having an effective date of September 1, 1991 (the "Original Lease"), covering certain premises at 100 Federal Street, Boston, Massachusetts (the "Building"), as amended by a Letter Agreement dated February 5, 1992, an Amendment of Lease dated July 2, 1993 and an Amendment of Lease dated as of March 31, 1994 (as so amended, the Original Lease shall be referred to hereinafter as the "Lease"). The parties desire to add certain floors of the Building to the Premises under the Lease and to amend the Lease in certain other respects, all as hereinafter set forth. Capitalized terms not defined herein shall have the meaning ascribed to them in the Lease.

                                 WITNESSETH:
                                 ----------

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Effective as of the date hereof, the Areas shown on Schedule P-1 attached hereto (collectively, "Space D") are hereby added to the Premises under the Lease. Space D shall be treated as a "Space" for all purposes of the Lease. All terms and provisions of the Lease (as amended hereby) shall be applicable to Space D, including, without limitation, Tenant's obligation to make Operating Expense and Imposition payments with respect to Space D in accordance with
Section 2 of Article III of the Lease, except: (i) the term of the Lease for Space D shall commence as of the date hereof and shall expire on December 31, 2008 (the "Space D Initial Term"); (ii) Space D shall not be considered to be part of either Space A or Space B; (iii) the Base Rent and the Tenant Improvement Allowance for Space D shall be as set forth in Sections 2 and 3 hereof; (iv) Tenant's right to extend the term of the Lease with respect to Space D shall be as set forth in Section 4 hereof; and (v) the Operating Expenses Stop for Space D shall be $8.00 per square foot and the Impositions Stop for Space D shall be $6.00 per square foot.

     2. Tenant shall pay Base Rent for the Areas included in Space D at the annual rates specified in Schedule R-1 for such Areas, including the adjustments in such rates noted in Schedule R-1 for different time periods during the Space D Initial Term.

     3. Landlord shall provide Tenant with a Tenant Improvement Allowance for the Areas included in Space D in amounts not exceeding the amounts specified in Schedule R-1. Such Tenant Improvement Allowance shall be subject to the provisions regarding the Tenant

Improvement Allowance set forth in Section 3 of Article XVI of the Lease, provided, however, that in no event shall Landlord be obligated to pay any portion of the Tenant Improvement Allowance for any portion of any Space if such payment would result in the total unexpended Tenant Improvement Allowance for all Spaces to be less than the portion of the Tenant Improvement Allowance applicable to the Areas in Space D for which Base Rent shall not have become payable under Schedule R-1.

     4. In addition to its options to extend the term of the Lease for other Spaces, Tenant shall have the successive options to extend the term of the Lease (with respect to Space D only) for two (2) successive five (5) year periods from and after December 31, 2008, which options shall be otherwise subject to the same terms and conditions that are applicable to the options for Space A and Space B under Section 3 of Article II of the Original Lease. With respect to each floor included in Space D, "$48.50 per square foot per annum" appearing in clause (a) of the third paragraph of Section 3 of Article III of the Original Lease shall be deemed to read "the annual rate of Base Rent per square foot for such floor in effect during year 2008 according to Schedule R-1".

     5. Landlord shall perform the work to the Areas included in Space D necessary to bring such Premises into the condition required by Schedule COND to the Lease. Landlord's work under this Section 5 shall be accomplished in a timely manner in phases on a floor-by-floor basis on a schedule to be determined in consultation with, and as reasonably approved by, Tenant. Each floor in Space D in which Landlord shall perform work under this Section 5 shall remain part of the Premises during such work, and during such work all of Tenant's obligations under the Lease with respect to each such floor shall remain in full force and effect, including any obligation to pay rent and additional rent therefor.

     6. In order to defray certain of Landlord's costs incurred in constructing improvements to the main lobby of the Building and the Building plaza, Tenant shall pay on the first day of each month, in addition to Tenant's monthly payments on account of Base Rent, Operating Expenses and Impositions, an additional monthly amount of rent equal to the monthly payment required to pay in full, on a direct reduction basis over an amortization period equal to the length of the "Repayment Period" (defined herein), an amount equal to Tenant's Share (hereinafter defined) of the amount, if any, by which the "project cost" (hereinafter defined) shall exceed $10,000,000, with interest at a rate equal to the sum of one percent (1%) plus Tenant's Base Rate in effect on the date the first portion of such excess shall have been expended by Landlord, in equal monthly installments of principal and interest commencing on January 1, 1995 and continuing through the expiration of the Space D Initial Term (the "Repayment Period").

     As used herein, "Tenant's Share" shall mean, with respect to the first $700,000 of such excess, 50% and, with respect to the balance of such excess, the share required to be paid by Tenant under the second paragraph of Section 2 of Article XVI of the Lease.

     For the purpose hereof and for the purpose of Section 2 of Article XVI of the Lease, "project cost" shall mean the sum of the fees and expenses of the design architect and the consulting architect, engineering, project supervision and similar soft costs (but expressly excluding costs of money), cost of permits and other associated reasonable out-of-pocket costs and the "hard" costs payable to the approved contractor for the work to be done pursuant to

Schedule RENOV of the Lease, but exclusive of the cost of any related asbestos abatement, installation of sprinkler and life safety systems and modifications required by the Americans with Disabilities Act.

     The payment obligations of Tenant under the second paragraph of Section 2 of such Article XVI of the Lease shall be deemed modified by this Section 6.

     7. The provisions of Section 3 of Article XVI which require Landlord to make available to Tenant up to 168,000 square feet of temporary substitute space in the Building shall cease to be of any further force or effect as of the date hereof, subject to the following paragraph.

     Solely for the purpose of the provisions of Section 3 of Article XVI which require Landlord to reimburse Tenant for certain of Tenant's expenses in temporarily relocating personnel to the Swing Space, each of Floors 20, 21, 22 and 23 shall be deemed to be Swing Space until such time as Tenant shall construct improvements in such Floor (other than minor temporary improvements for temporary occupancy).

     8. Commencing on the date hereof, Tenant shall pay Base Rent for Floor 15 at the annual rate set forth in Schedule R of the Original Lease for Floor 15, including the adjustments in such rate noted in Schedule R for the different time periods during the lease term for Floor 15. Landlord acknowledges that Tenant owes no Base Rent for Floor 15 for any period prior to April 1, 1994.

     9. Tenant shall have no obligation to pay Base Rent for any of Floors 31, 32 and 34 for the period commencing on April 1, 1994 and ending on the day before the date Base Rent for such floor shall commence as provided in Schedule R-1 hereto.

     Promptly after the execution of this Amendment of Lease, Landlord and Tenant shall account to each other with respect to Base Rent for Floors 15, 31, 32 and 34, and Tenant shall pay any net amount due to Landlord or Landlord shall refund any net amount due to Tenant.

     10. Section 5 of Article XIV of the Lease is hereby amended by deleting the chart appearing at the end of the second paragraph thereof (which sets forth Space, Date of Availability and Option) and inserting the following in place thereof:



Space                         Date of Availability
-----                         --------------------

26th and 27th floors          On or about May 31, 2000 if the current tenant of
                              such space shall not exercise any option to extend the term of its lease; or

                              On or about May 31, 2005 if the current tenant of such space shall extend the term of its lease for one five year period but not for a second five year period; or

                              On or about May 31, 2010 if the current tenant of such space shall exercise its options to extend the term of its lease for two periods of five years.

30th floor                    On or about June 1, 1996 if the current tenant of
                              such space shall not exercise its option to extend the term of its lease.

                              On or about June 1, 2001 if the current tenant of such space shall exercise its option to extend the term of its lease.

37th floor                    On or about November 1, 2003 if the current tenant
                              of such space shall not exercise its option to extend the term of its lease; or

                              On or about November 1, 2008 if the current tenant of such space shall exercise its option to extend the term of its lease.

     Section 5 of Article XIV of the Lease is hereby further amended as follows:

     (a) By deleting the words "eighteen (18) months" appearing in the second sentence of the third paragraph thereof and inserting "twelve (12) months" in place thereof.

     (b) By deleting the words "twelve months" appearing in the third sentence of the third paragraph thereof and inserting "eleven (11) months" in place thereof.

     (c) By deleting the second sentence of the fourth paragraph thereof and inserting the following in place thereof:

          "The time period is thirty days after such notice from Landlord."

     (d) By deleting the words "Option 1 space" and "sixty (60) days" appearing in the fifth paragraph thereof and inserting in place thereof the words "such space" and "thirty (30) days", respectively.

     (e) By deleting the words "sixty (60) days" appearing in the sixth paragraph thereof and inserting "thirty (30) days" in place thereof.

     11.  Article XIII of the Lease is hereby amended as follows:

     (a) In the first paragraph of Section 2, the words "either Space A or Space B" are hereby deleted and the words "any of Space A, Space B or Space D" substituted therefor.

     (b) In Clause (b) of Section 2, (i) the words "either or both Space A or Space B (whichever or both shall have been affected by such casualty)" are hereby deleted and the words "any one or more or all of Space A, Space B or Space D (whichever one or more or all shall have been affected by such casualty)" substituted therefor and (ii) the words "for Space A or Space B (whichever or both shall have been affected by such casualty)" are hereby deleted and the words "for Space A, Space B or Space D (whichever one or more or all shall have been affected by such casualty)" substituted therefor.

     (c) In Section 3, (i) the words "whether Space A or Space B (or both)" are hereby deleted and the words "whether Space A, Space B or Space D (or any one or more or all thereof)" substituted therefor and (ii) the words "either Space A or Space B" are hereby deleted and the words "any of Space A, Space B or Space D" substituted therefor.

     12. During the period from the date hereof through December 31, 2000, the restriction on rental and offering rates for sublettings by Tenant provided in
Article VIII of the Lease shall not be applicable to a total of any three floors in Space D designated by Tenant. With respect to the remainder of Space D (other than the three floors referred to in the preceding sentence) during the period ending on December 31, 2000 and with respect to all of Space D thereafter, the restriction on rental and offering rates for sublettings by Tenant provided in Article VIII of the Lease shall not be applicable to Space D when Landlord has no competing space (in terms of size) available in the Building.

     13. Tenant represents and warrants to Landlord that Tenant has dealt with no broker, finder or other person claiming to be entitled to a commission in connection with this Amendment of Lease other than U.S. Equities Realty, Inc., the compensation of which shall be paid by Tenant. Landlord represents to Tenant that it has dealt with no broker, finder or other person claiming to be entitled to a commission in connection with this Lease other than U.S. Equities Realty, Inc.

     14. Upon request, each of Landlord and Tenant shall execute and deliver an amendment to the Notice of Lease previously executed in connection with the Lease in order to reflect Tenant's leasing of additional space in the Building under this Amendment of Lease.

     15. Except as only expressly amended hereby, the Lease shall continue in full force and effect.

     WITNESS the execution hereof as an instrument under seal as of the date first above written.


                           LANDLORD:

                           EQUITABLE FEDERAL STREET REALTY
                           COMPANY LIMITED PARTNERSHIP

                           By: 100 Federal Street Realty Corporation, its
                               General Partner



                            By:  /s/ CLARENCE T. HARWOOD
                               -------------------------
                               Its President

                           TENANT:

                           THE FIRST NATIONAL BANK OF BOSTON


                           By:  /s/ THEODORE M. EDSON
                              -----------------------
                               Its Director, Facilities
                               Hereunto duly authorized

                                  Schedule P-1
                                  ------------


                   Areas Included in Space D, Term and Rights
                    of Extension With Reference to Each Area
                    ----------------------------------------


                    Rentable          Period of         Options        Term of Each
Floor             Sq. Footage            Term          to Extend          Option
-----             -----------            ----          ---------          ------

  20                27,002        4/1/1994-12/31/2008      2              5 Years

  21                27,002        4/1/1994-12/31/2008      2              5 Years

  22                27,002        4/1/1994-12/31/2008      2              5 Years

  23                27,002        4/1/1994-12/31/2008      2              5 Years

  31                28,147        4/1/1994-12/31/2008      2              5 Years

  32                28,147        4/1/1994-12/31/2008      2              5 Years

  34                28,147        4/1/1994-12/31/2008      2              5 Years
